THIS ADDENDUM AGREEMENT is made the 21st day of January 2013

BETWEEN:

1. ARX GOLD CORP (formerly known as DAULTON CAPITAL CORP) a company registered under the laws of Nevada and publicly trading with stock market symbol DUCP, whose principal office is 13, 40 Creek St Brisbane 4000, Queensland Australia ("DUCP")

2. ASCOT MINING PLC a company registered under the laws of England and Wales with company number 6009952 whose registered office is at 4th Floor, 36 Spital Square, London E1 6DY ("ASCOT") and

3. VERITAS GOLD CR SA a company incorporated under the laws of Costa Rica whose registered office is in Costa Rica and whose business address is at 4th Floor, 36 Spital Square, London E1 6DY ("VERITAS")

WHEREAS:

(A) By an Agreement dated 31 October 2012 and an Addendum Agreement dated 21st November 2012 between the parties ('the Agreement') the parties made an agreement specifying the terms of the purchase by DUCP from ASCOT of 50% of the issued shares of VERITAS in exchange for the delivery of a number of shares in ARX and a $2.5 million loan from DUCP to Veritas.

(B) The parties wish to vary the terms for the completion of the intended transaction under the Agreement.

(C) This Addendum Agreement is supplemental to the Agreement.

IT IS AGREED:

1. The parties agree that with effect from the date hereof the terms of the agreement shall be varied as follows, with the defined terms in the agreement having the same meanings as in this addendum agreement:

   1.1 the completion date shall be extended to on or before 20th February 2013.

2. Subject only to these modifications and any further alteration and variation (if any) as may be necessary to make the Agreement as varied consistent with this Addendum Agreement, the Agreement shall remain in full force and effect.

3. This Addendum Agreement shall be governed by and construed in accordance with the laws of England and Wales.

IN WITNESS WHEREOF the parties hereto have executed this Agreement on the day and the year first above written.

Executed as a Deed by ARX GOLD CORP (DUCP) Acting By:	)))	Brian Smith, Chief Executive Officer
Executed as a Deed by ASCOT MINING PLC Acting By:	)))	David Jackson, Director/Chairman Graham May, Secretary
Executed as a Deed by VERITAS GOLD CR SA Acting By:	)))	David Jackson, President